Exhibit 23.1



                       Consent of Independent Accountants




     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 28, 1998, which appears in the 1998 Annual Report to Stockholders of Data General Corporation, which is incorporated by reference in the Annual Report on Form 10-K for the year ended September 26, 1998. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears in such Annual Report on Form 10-K.


/s/  PricewaterhouseCoopers LLP


Boston, Massachusetts
December 21, 1998